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Exhibit 5.1

April 19, 2012

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202-4437
T 303.223.1100 F 303.223.1111

Board of Directors
Prospect Global Resources Inc.
600 17th Street. Suite 260
Denver, CO 80202

Ladies and Gentlemen:

        We are acting as special counsel to Prospect Global Resources Inc., a Nevada corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-3, including any amendments thereto (the "Registration Statement"). The Registration Statement registers the offer and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of up to $400,000,000 (the "Amount") in total of:

            (i)  senior debt securities of the Company ("Senior Debt Securities") and subordinated debt securities of the Company ("Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities");

           (ii)  shares of the Company's common stock, par value $0.001 per share (the "Common Stock");

          (iii)  shares of the Company's preferred stock, par value $0.001 per share (the "Preferred Stock");

          (iv)  warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities (the "Warrants");

           (v)  purchase contracts of the Company (the "Purchase Contracts");

          (vi)  rights of the Company "Rights");

         (vii)  depositary shares of the Company ("Depositary Shares"); and

        (viii)  units consisting of two or more of the securities described above in any combination ("Units").

        The Debt Securities, Common Stock, Preferred Stock, Warrants, Purchase Contracts, Rights, Depositary Shares and Units are collectively referred to as the "Securities."

        The Senior Debt Securities are to be issued pursuant to a Senior Debt Indenture (the "Senior Indenture"), and the Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture (the "Subordinated Indenture"), the forms of which have been filed as exhibits to the Registration Statement (collectively, the "Indentures") and are to be entered into, in each case, between the Company and a trustee (the "Trustee"). The Senior Debt Securities and Subordinated Debt Securities are to be issued in the forms set forth in the Indentures filed as exhibits to the Registration Statement. The Warrants may be issued under one or more warrant agreements (each, a "Warrant Agreement") between the Company and a third party to be identified therein as holder or beneficial owner or warrant agent. The Purchase Contracts may be issued under one or more purchase contract agreements (each, a "Purchase Contract Agreement"), between the Company and a third party to be identified therein as purchase contract agent. The Rights may be issued, in one or more series, under

410 Seventeenth Street, Suite 2200 | Denver, CO 80202-4432        303.223.1100 tel
Brownstein Hyatt Farber Schreck, LLP | bhfs.com        303.223.1111 fax

one or more rights agreements (each, a "Rights Agreement") between the Company and a third party to be identified therein as rights agent. The Depositary Shares may be issued, in one or more series, under one or more depositary agreements (each, a" Depositary Agreement") between the Company and a third party to be identified therein as depositary agent. The Units may be issued, in one or more series, under one or more unit agreements (each, a "Unit Agreement") between the Company and a third party to be identified therein as holder or beneficial owner or unit agent. The Indentures, the Warrant Agreements, the Purchase Contract Agreements, the Rights Agreements, the Depositary Agreements and the Unit Agreements are herein collectively called the Agreements."

        Securities may be offered and sold by the Company from time to time on a delayed or continuous basis as set forth in the prospectus that forms a part of the Registration Statement (the "Prospectus") and as set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

        In reaching the opinion stated in this letter, we have reviewed originals or copies of (i) the Registration Statement, (ii) the Company's Articles of Incorporation and Bylaws, (iii) resolutions of the Company's Board of Directors, and (iv) such other documents as we have considered relevant. We have assumed that: (a) all information contained in all documents that we have reviewed is correct; (b) all signatures on all documents that we have reviewed are genuine; (c) all documents submitted to us as originals are true and complete; (d) all documents submitted to us as copies are true and complete copies of the originals thereof; and (e) each natural person signing a document has sufficient legal capacity to do so.

        In rendering this opinion, we have assumed that, upon the issuance of any of the Common Stock or Preferred Stock that may be offered and sold under the Registration Statement, including Common Stock or Preferred Stock that may be issued upon conversion or exchange or otherwise in connection with other Securities, (i) the total number of issued and outstanding Common Stock or Preferred Stock (as the case may be) after giving effect to such issuance would not exceed the total number of shares of Common Stock or Preferred Stock (as the case may be) that the Company is then authorized to issue under its Articles of Incorporation, as it may then be amended, and (ii) with respect to any issuance of Preferred Stock, the total number of issued and outstanding shares of the applicable series of Preferred Stock (after giving effect to such issuance) would not exceed the total number of shares of such series of Preferred Stock that the Company is then authorized to issue under its Articles of Incorporation, as it may then be amended.

        We have assumed that the issuance, sale, amount, and terms of the Securities, to be offered from time to time, will be duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee thereof consistent with the procedures and terms described in the Registration Statement and in accordance with the Company's Articles of Incorporation and Bylaws and Nevada law (each, a "Board Action") and will not violate or constitute a default or breach under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any requirement with respect to any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

        We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and will comply with all applicable laws and regulations at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Securities and Exchange Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the Commission's regulations promulgated thereunder and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) each of the Agreements and any purchase, underwriting or similar agreement relating to Securities being offered will be duly authorized, executed and delivered by the Company and the other parties thereto at the time of the execution, authentication, issuance and delivery (as applicable) of the relevant Securities; (v) at the time of execution, authentication, issuance and delivery of the Debt Securities, the applicable supplemental indentures will have been duly authorized, executed and delivered by the Company; (vi) each Agreement relating to the Securities being offering will be, at the time of the execution, authentication, issuance and delivery (as applicable) of the relevant Securities, the valid and legally binding obligation of each party (other than the Company) thereto; and (vii) the terms of Securities as executed, authenticated (if applicable) and delivered are as described in the Registration Statement.

        Based on the foregoing, and upon the assumption that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that:

          1.     Upon the completion of all required Board Actions relating to the Debt Securities and when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, and (e) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, upon payment of the consideration therefor provided for therein, such Debt Securities will be duly authorized and validly issued and be legally valid and binding obligations of the Company.

          2.     Upon the completion of all required Board Actions relating to the issuance of the Common Stock (including any Common Stock issued upon exchange or conversion of Preferred Stock that is exchangeable for or convertible into Common Stock or upon the exercise of Warrants, Purchase Contracts or Rights or underlying Depositary Shares) and when such Common Stock is issued and upon receipt of legal consideration therefor of not less than $0.001 per share, such Common Stock will be duly authorized, legally issued, fully paid and nonassessable.

          3.     Upon the completion of all required Board Actions relating to the issuance of the Preferred Stock (including any Preferred Stock that is issued upon exercise of any Warrant, Purchase Contracts or Rights exercisable for Preferred Stock) and when such Preferred Stock is issued and upon receipt of legal consideration therefor of not less than $0.001 per share, such Preferred Stock will be duly authorized, legally issued, fully paid and nonassessable.

          4.     Upon the completion of all required Board Actions relating to the issuance of the Warrants assuming the constituent securities of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action, when issued and upon receipt of legal consideration, the Warrants will be duly authorized, legally valid and binding obligations of the Company.

          5.     Upon the completion of all required Board Actions relating to the issuance of the Purchase Contracts assuming the constituent securities of the Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action, when issued and upon receipt of legal consideration, the Purchase Contracts will be duly authorized, legally valid and binding obligations of the Company.

          6.     Upon the completion of all required Board Actions relating to the issuance of the Rights assuming the constituent securities of the Rights have been duly authorized and reserved for issuance by all necessary corporate action and when issued and upon receipt of legal consideration, the Rights will be duly authorized, legally valid and binding obligations of the Company.

          7.     Upon the completion of all required Board Actions relating to the issuance of the Depositary Shares assuming the constituent securities of the Depositary Shares have been duly authorized and reserved for issuance by all necessary corporate action, when issued and upon receipt of legal consideration, the Depositary Shares will be duly authorized, legally valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in the Depositary Shares and the Depositary Agreement related thereto.

          8.     Upon the completion of all required Board Actions relating to the issuance of Units assuming the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action, the Warrants and the Rights that are components of any Units constitute legally valid and binding obligations of the Company, the Units will be legally valid and binding obligations of the Company.

        We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" therein. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

        As to the foregoing matters with respect to which we express our opinion, we advise that we are admitted to practice in the States of Nevada and New York, and do not render any opinion as to legal matters subject to or governed by laws other than the States of Nevada and New York and United States federal jurisprudence.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP
BROWNSTEIN HYATT FARBER SCHRECK, LLP

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  Exhibit 5.1